SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 9, 2020

CKX LANDS, INC.

(Exact name of registrant as specified in its charter)

Louisiana	1-31905	72-0144530
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Lakeside Plaza, 4th Floor 127 West Broad Street Lake Charles, Louisiana		70601
(Address of principal executive offices)		(Zip Code)

(337) 493-2399

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock with no par value	CKX	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure.

On April 9, 2020, the Registrant announced that due to the COVID-19 pandemic, the third-party facility that prints and mails the Registrant’s annual meeting proxy materials was forced to close. As a result, and pursuant to guidance of the staff of the Securities and Exchange Commission issued on April 7, 2020, the Registrant will rely on the “notice and access” provisions of Rule 14a-16 under the Securities Exchange Act of 1934, as amended, rather than delivering a full set of printed proxy materials to all shareholders. A statement of the Registrant announcing this change is furnished herewith as Exhibit 99.1 and has also been filed today as definitive additional soliciting material in accordance with the staff guidance.

Section 9 – Financial Statements and Exhibits

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
99.1	Statement of CKX Lands, Inc. dated April 9, 2020.

EXHIBIT INDEX

Exhibit No.	Description
99.1	Statement of CKX Lands, Inc. dated April 9, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKX LANDS, INC. (Registrant)

Date: April 9, 2020	By:	/s/ Lee W. Boyer
Lee W. Boyer President and Treasurer